UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 2, 2018

ACXIOM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-13163	71-0581897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 E. Dave Ward Drive

Conway, AR 72032

(Address of principal executive offices, including zip code)

(501) 342-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On July 2, 2018, Acxiom Corporation (the “Company” or “Acxiom”) entered into a Membership Interest Purchase Agreement, by and among the Company, The Interpublic Group of Companies, Inc., LiveRamp, Inc., a wholly owned subsidiary of the Company and Acxiom Holdings, Inc., a wholly owned subsidiary of the Company (the “Purchase Agreement”).

On July 2, 2018, in connection with the announcement of the Purchase Agreement, the Company will hold a conference call available to investors and the public. A presentation (the “Investor Presentation”) for reference during such call is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) our expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) our plans, objectives and intentions with respect to our future operations, our customers and our market, and (iii) the expected impact of the proposed transaction on our business. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended March 31, 2018. The forward-looking statements in this communication are based on information available to Acxiom as of the date hereof.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Additional Information and Where to Find It

Acxiom will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, Acxiom will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. ACXIOM STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Acxiom stockholders and other investors may obtain free copies of the proxy statement and other relevant materials in connection with the proposed transaction (when they become available), along with other documents filed by Acxiom with the SEC, at the SEC’s website (http://www.sec.gov).

The directors and executive officers of Acxiom may be deemed to be participants in the solicitation of proxies from the stockholders of Acxiom in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding Acxiom’s directors and executive officers is also included in Acxiom’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on June 29, 2017. These documents are available free of charge as described in the preceding paragraph.

Item 8.01	Other Events.

On July 2, 2018, the Company issued a press release announcing the execution of the Purchase Agreement. The text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The information contained on the websites referenced in the press release is not incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Acxiom Corporation, dated July 2, 2018

99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACXIOM CORPORATION

By:	/s/ Jerry C. Jones
Jerry C. Jones Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary

Date: July 2, 2018